Exhibit 99.1

Caldera Resources Inc. 910 Peel Street, 9th Floor Montreal, Québec H3C 2H8 Tel: 514-235-2259 Fax: 514-221-3469 www.calderaresources.com

Caldera Resources and Global Gold sign Joint Venture on the Marjan Gold-Silver Deposit in Armenia

Symbol:  TSX-V: CDR
Shares:   17,827,233

Symbol:  OTCBB: GBGD
Shares:   41,152,856

MONTREAL, March 24, 2010 – Caldera Resources Inc. and Global Gold Corporation announced today that they have signed a joint venture agreement for the development of the Marjan Gold-Silver Deposit, in Armenia.

The Central zone of the Marjan Project was extensively explored between 1964 and 1989, and has Soviet-era GKZ standard resources as outlined below:

Historical Resources	tonnes	Gold	Silver	Gold oz	Silver oz
C1 and C2 resources	4,772,757	2.64 g/t	92.67 g/t	405,147	14,211,588
P1 resources	3,211,843	2.35 g/t	93.42 g/t	242,696	9,647,922

Under the terms of the joint venture agreement, Caldera will own 55% of the shares of a newly created joint venture company and become the operator of the project.  To maintain its 55% interest, Caldera will issue 500,000 shares from treasury and make a payment of US$ 100,000 on or before March 30, 2010 and invest US$ 3,000,000 on the Property towards a feasibility study.

Also under the joint venture agreement Caldera will own 100% in the Project by paying Global Gold US$ 2,850,000 by December 30, 2012 (with extensions provided until December 30, 2014). Global Gold will retain a 1.5% NSR on all production on the Central zone and a 2.5% NSR on all production on the Northern zone.

Bill Mavridis, President of Caldera stated: “Marjan provides us with a project that goes beyond grass-root exploration. For Caldera and our investors, Marjan represents an advanced gold and silver deposit with significant historical resources that could eventually turn our Company into a producer.”

The agreement is subject to approval by the TSX Venture Exchange and the Board of Directors of the respective companies.

The Project
The Marjan Gold-Silver deposit is located in Armenia, some 28 km south-west of the village of Sisian and a 6 hour drive from the capital, Yerevan.  Global Gold, through its wholly owned subsidiary Marjan Mining Corporation, LLC, holds a twenty-five year special mining licence HA - L – 14/526 and License Agreement 411, for the Marjan Gold-Silver property. The license was issued April 22, 2008 and expires April 22, 2033. The license area covers approximately 18.5km2.

The Marjan property has historical mineral resources, categorized under the Soviet GKZ standards as C1 and C2, of 4,772,757 tonnes grading on average 2.64 g/t gold and 92.67 g/t silver. The property also has mineral resources categorized as P1 of 3,211,843 tonnes grading 2.35 g/t gold and 93.42 g/t silver.

The resource estimate was published by Poghosyan N. F. in a 1995 report titled Marjan Gold - Silver - Polymetallic Property, State Committee for Reserves of Armenia, Sisian Geological Exploration Group, Yerevan, Armenia. Blocks of all categories are defined using a dry density of 2. 87 g/cm3, a minimum thickness of 0.4 metres, and a cut-off of 1.2 g/t of Gold.

According to the Committee for Mineral Reserves International Reporting Standards (CRIRSCO), "C1" and "C2" classifications are equivalent to "indicated" and "inferred" resources (http://www.crirsco.com/guidelines_consultation_draft20100312.pdf). Resources identified as P1 and P2 in the same report can be considered in the "Inferred" and "Mineralized Zone" categories respectively, as defined by the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) in their document "Estimation of Mineral Resources and Mineral Reserves Best Practices Guidelines" (http://www.cim.org/committees/CIMDefStds_Dec11_05.pdf).

The project was reviewed by Ricardo Valls, P. Geo, independent geologist for Caldera. He visited the company’s offices, core-shack and staff during his recent trip to Armenia in December 2009. Mr. Valls, P. Geo, has been engaged to write a NI 43-101 report which has been completed and deposited with the TSX Venture Exchange for review.

Qualified Person
Mr. Jim Steel, MBA P. Geo., is the Qualified Person for the information contained in this press release and is a Qualified Person within the meaning of National Instrument 43-101.

About Caldera
The Company’s main business is the acquisition, exploration and development of gold projects in South-eastern Europe and Armenia.

The Company is also seeking to acquire and develop the Lichkvaz-Tey gold property, located in the Republic of Armenia with its strategic partner, Bactech Mining Corporation Inc. (tsx-v:BM). The project is currently owned by the Armenian government.

Caldera is also pursuing the acquisition of the Lichkvaz-Tey gold project, also located in southern Armenia. For more information please see our press release of December 8, 2009 at http://www.newswire.ca/en/releases/archive/December2009/08/c9236.html .

Additional information related to the Company is filed electronically on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

About Global Gold Corporation
Global Gold Corporation www.globalgoldcorp.com is an international gold mining, development, and exploration company headquartered in Greenwich, CT. Global Gold has mining properties in Armenia and Chile.

Disclaimer
Cautionary Note to U.S. Investors – All mineral reserves have been estimated and disclosed in accordance with the definition standards on mineral resources and mineral reserves of the Republic of Armenia State Natural Resources Agency as provided by the Republic of Armenia’s Regulation for Applying Reserves Classification for Gold Deposits. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission “SEC” Industry Guide 7. Armenian, International, and Guide 7 standards may not be consistent. The United States Securities and Exchange Commission limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. We use terms such as “reserves,” “resources,” “geologic resources,” “proven,” “probable,” “measured,” “indicated,” or “inferred,” which may not be consistent with the reserve definitions established by the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K. You can review and obtain copies of these filings from our website or at www.sec.gov/edgar.shtml. Investors are cautioned not to assume that any part or all of mineral resources will ever be confirmed or converted to Guide 7 compliant “reserves.”

Forward-looking Statements – To the extent that statements in this press release are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s development, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Former Soviet country estimations are presented for historical reporting and to provide a basis for assessing Global Gold’s and Caldera’s choices for its business activities and not to be understood as indicating the existence of reserves or resources.

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Additional information related to the Company is filed electronically on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

For further information:

Bill Mavridis
President & CEO
Caldera Resources Inc.
(514) 813-9200
bmavridis@calderaresources.com

Renmark Financial Communications Inc.
Barry Mire: bmire@renmarkfinancial.com
Tel.: (514) 939-3989
John Boidman: jboidman@renmarkfinancial.com
Tel: (416) 644-2020

Business Development and Investor Relations
Global Gold Corporation
(203) 422-2300
ggc@globalgoldcorp.com